UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 13, 2011

REDPOINT BIO CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

7 Graphics Drive

Ewing, New Jersey 08628

(Address of Principal Executive Offices)

(609) 637-9700
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On April 2, 2002, Redpoint Bio Corporation, a Delaware corporation (the “Company”), entered into an Amended and Restated License Agreement (the “Agreement”) with Mount Sinai School of Medicine of New York University, a New York corporation (“MSSM”), as amended by the First Amendment to the Agreement, dated November 10, 2003, by which we obtained exclusive licenses to use, sell or otherwise commercialize products covered by certain patents and pending patents in the area of taste receptors and taste inhibitors.  MSSM had certain U.S. and foreign patents pending relating to the portfolio of certain taste receptor and taste inhibitors.

The term of the Agreement was to continue until the last patent application and patent expires and could have been terminated by either party for cause.  The Company terminated the Agreement, effective as of April 13, 2011, pursuant to the terms and conditions of the Agreement.  The Company cited the fact that it is no longer pursuing certain of its core scientific programs as its reasoning for terminating the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: April 19, 2011

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	Chief Financial Officer, Treasurer and Secretary